Exhibit 99.1

NVR, INC. APPOINTS NEW MEMBER TO BOARD OF DIRECTORS

July 28, 2016 — Reston VA — NVR, Inc. (NYSE: NVR) announced that Susan Williamson Ross was appointed to its Board of Directors as an independent director effective July 28, 2016. Ms. Ross has also been appointed as a member of the Nominating Committee.

Ms. Ross is President of the privately-held majority investor in Clark Construction Group, Shirley Contracting and several other construction, development and real estate businesses. She is also Executive Vice President and Chief Administrative Officer of Clark Construction Group, the Bethesda based $4 billion national building and civil construction company.

About NVR

NVR, Inc. operates in two business segments: homebuilding and mortgage banking. The homebuilding unit sells and builds homes under the Ryan Homes, NVHomes, and Heartland Homes trade names, and operates in twenty-eight metropolitan areas in fourteen states and Washington, D.C. For more information about NVR, Inc. and its brands, see www.nvrinc.com, www.ryanhomes.com, www.nvhomes.com, and www.heartlandluxuryhomes.com.

Investor Relations Contact:

Curt McKay

(703) 956-4058

ir@nvrinc.com